UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2026

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 6, 2026, the audit committee of the board of directors (the “Audit Committee”) of RREEF Property Trust, Inc. (the “Company”) engaged Forvis Mazars, LLP (“Forvis”) as the Company’s independent registered public accounting firm for the year ended December 31, 2026. The Company previously disclosed that its independent registered public accounting firm for the year ended December 31, 2025 declined to stand for re-election.

In deciding to select Forvis, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Forvis and concluded that Forvis has no commercial relationship with the Company that would impair its independence. During the Company’s fiscal years ended December 31, 2025 and 2024, and through the subsequent period prior to engaging Forvis, neither the Company nor anyone acting on its behalf consulted with Forvis regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S‑K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: March 9, 2026